UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 9, 2013

CROSSTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Crosstex Energy, Inc. (the “Registrant”) held on May 9, 2013, the Registrant’s stockholders approved the amended and restated Crosstex Energy, Inc. 2009 Long-Term Incentive Plan (the “Plan”). The Registrant’s Board of Directors approved the Plan on February 28, 2013, subject to stockholder approval. Employees, consultants and outside directors of the Registrant are eligible to participate in the Plan. The Plan is administered by the Compensation Committee of the Registrant and permits the grant of awards in the form of stock options, stock awards (including restricted stock and restricted stock units), performance awards and cash awards.

Amendments to the Plan include an increase in the number of shares of the Registrant’s common stock authorized for issuance under the Plan by 1,785,000 shares to an aggregate of 4,385,000 shares of common stock, which will increase the number of shares that remain available for awards under the Plan to 2,509,679 shares of common stock. In addition, the Plan includes technical amendments to certain other provisions of the Plan (i) to clarify that awards of restricted stock units may be granted as stock awards, (ii) to revise the change of control definition to (among other things) eliminate and clarify certain change of control events, (iii) to make minor changes to better conform certain provisions to applicable law and (iv) to include minor updates to clarify the meaning of, and consistently describe, certain terms thereunder.

The description of the Plan above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. A copy of the form of Restricted Stock Unit Agreement to be used in connection with restricted stock unit awards under the Plan is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 9, 2013, the Registrant held its annual meeting of stockholders.  The final voting results on each of the items submitted to a vote of stockholders at such annual meeting are set forth below.

Proposal One:

The following nominees for directors were elected to serve three-year terms expiring in 2016:

Nominee	For	Withheld	Broker Non-Votes
Bryan H. Lawrence	29,053,769	2,873,785	8,690,740
Cecil E. Martin, Jr.	31,231,391	696,163	8,690,740
James C. Crain	31,574,139	353,415	8,690,740

Proposal Two:

The appointment of KPMG LLP as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2013 was ratified:

For	Against	Abstain	Broker Non-Votes
40,416,677	179,288	22,328	0

Proposal Three:

The proposal relating to the approval of an advisory resolution regarding executive compensation was approved:

For	Against	Abstain	Broker Non-Votes
30,876,147	982,562	68,842	8,690,743

Proposal Four:

The amended and restated Crosstex Energy, Inc. 2009 Long-Term Incentive Plan (including an increase in the number of shares of common stock available for issuance thereunder) was approved:

For	Against	Abstain	Broker Non-Votes
31,082,764	783,165	61,625	8,690,740

Proposal Five:

The stockholder proposal relating to amending the Registrant’s employment policy to explicitly prohibit discrimination based on sexual orientation and gender identity or expression was not adopted:

For	Against	Abstain	Broker Non-Votes
4,329,268	23,425,179	4,173,102	8,690,745

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Crosstex Energy, Inc. 2009 Long-Term Incentive Plan, as amended and restated on May 9, 2013.
10.2	—	Form of Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: May 13, 2013	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Crosstex Energy, Inc. 2009 Long-Term Incentive Plan, as amended and restated on May 9, 2013.
10.2	—	Form of Restricted Stock Unit Agreement.